EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share of RJR Nabisco Holdings Corp. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 24 day of October, 1996.

Dated:     October 24, 1996


RIVERDALE LLC

By:  /s/Carl C. Icahn
     Carl C. Icahn
Its: Member


HIGH RIVER LIMITED PARTNERSHIP

By:  RIVERDALE LLC

Its: General Partner

By:  /S/Carl C. Icahn
     Carl C. Icahn
Its: Member

BARBERRY CORP.

By:  /s/ Carl C. Icahn
     Carl C. Icahn
Its: Chairman of the board


MEADOW WALK LIMITED PARTNERSHIP

By:  /s/ Carl C. Icahn
     Carl C. Icahn
Its: Chairman of the Board





AMERICAN PROPERTY INVESTORS, INC.

By:  /s/ Carl C. Icahn
     Carl C. Icahn
Its: Chairman of the Board


AMERICAN REAL ESTATE PARTNERS, L.P.
By:  AMERICAN PROPERTY INVESTORS, INC.
Its: General Partner

By:  /s/ Carl C. Icahn
     Carl C. Icahn
Its: Chairman of the Board

AMERICAN REAL ESTATE HOLDINGS, L.P.
By:  AMERICAN PROPERTY INVESTORS, INC.
Its: General Partner

By:  /s/ Carl C. Icahn
     Carl C. Icahn
Its: Chairman of the Board

By:  /s/ Carl C. Icahn
     Carl C. Icahn